                                                                    Exhibit 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-67729) pertaining to the Grubb & Ellis Company Deferred Compensation Plan, the Registration Statement (Form S-8 No. 333-73331) pertaining to the Grubb & Ellis 1998 Stock Option Plan and the 1993 Stock Option Plan for Outside Directors of Grubb & Ellis Company, the Registration Statement (Form S-3 No. 333-48515) pertaining to the registration of $150,000,000 of debt securities, preferred stock, common stock, equity warrants and debt warrants, the Registration Statement (Form S-8 No. 333-42741) pertaining to the Grubb & Ellis Company 1990 Amended and Restated Stock Option Plan and Grubb & Ellis Employee Stock Purchase Plan, the Registration Statements (Form S-8 Nos. 33-71580, 33-35640 and 2-98541) pertaining to the 1990 Amended and Restated Stock Option Plan, as amended, and the Registration Statement (Form S-8 No. 33-71484) pertaining to the 1993 Stock Option Plan for Outside Directors of Grubb & Ellis Company of our report dated August 23, 1999, with respect to the financial statements of Grubb & Ellis Company included in the Annual Report (Form 10-K) for the year ended June 30, 1999.

                                       /s/ Ernst & Young LLP

Chicago, Illinois
September 23, 1999